UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Cyclacel Pharmaceuticals, Inc. (the “Company”) was held on May 30, 2017 (the “Annual Meeting”).

(b)           Proposals Submitted to the Company’s Stockholders

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the reelection of two Class 2 directors to the Company’s board of directors, (ii) the ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, (iii) the approval of a proposed amendment to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock available for grant under the 2015 Plan by adding 600,000 shares, and (iv) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement.

Proposals Submitted to Holders of Common Stock

(i)            Votes of the common stockholders regarding the election of the Class 2 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David U’Prichard	275,134	32,928	2,104,845
Spiro Rombotis	271,973	36,089	2,104,845

Based on the votes set forth above, David U’Prichard and Spiro Rombotis were duly reelected as Class 2 directors of the Company to serve until the 2020 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii)           Votes of the common stockholders regarding the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,274,912	129,655	8,340	0

Based on the votes set forth above, the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified.

(iii)          Votes of the common stockholders regarding the approval of a proposed amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock available for grant under the 2015 Equity Incentive Plan by adding 600,000 shares were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
200,325	99,585	8,152	2,104,845

Based on the votes set forth above, the proposal to approve a proposed amendment to the 2015 Plan to increase the number of shares of common stock available for grant under the 2015 Plan by adding 600,000 shares was approved.

(iv)           Votes of the common stockholders, on an advisory basis, regarding the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
195,784	103,844	8,434	2,104,845

Based on the votes set forth above, the proposal to approve the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved on an advisory basis.

Proposals Submitted to Holders of Preferred Stock

The reelection of Lloyd Sems as a Class 2 director of the Company’s board of directors was submitted to the holders of the Company’s shares of 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and voted upon at the Annual Meeting.

Under the bylaws of the Company, where a separate vote of a class or series is required, a majority of the outstanding shares of such class or series must be present in person or represented by proxy in order to establish a quorum. No action was taken on the proposal to reelect Lloyd Sems as a Class 2 director because the Company did not have a quorum of preferred stockholders at the Annual Meeting to vote on the proposal. The polls with respect to this proposal will remain open for thirty days. Lloyd Sems will remain a Class 2 director of the Company pending reelection or until a successor is elected.

Item 8.01              Other Events.

On May 30, 2017, the board of directors of the Company declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s Preferred Stock. The cash dividend will be payable on August 1, 2017 to the holders of record of the Preferred Stock as of the close of business on July 14, 2017.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: June 1, 2017